Form 10-K/A, Exhibit 13
period 1997-12-31
ANTEC CORP
filed 1998-08-21
CIK 908610

                                                                 EXHIBIT 13.1



                         INDEPENDENT AUDITORS' REPORT





The Board of Directors and Stockholders
TSX Corporation:

We have audited the consolidated balance sheet of TSX Corporation and subsidiary as of December 31, 1996, and the related consolidated statements of operations, changes in stockholders equity, and cash flows for the twelve-month periods ended the last Saturday of October 1996, 1995, and 1994 (not presented herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TSX Corporation and subsidiary as of December 31, 1996, and the results of their operations and their cash flows for each of the years in the twelve-month periods ended the last Saturday of October 1996, 1995, and 1994, in conformity with generally accepted accounting principles.




                                                KPMG Peat Marwick LLP




El Paso, Texas
May 30, 1997