Form 10-K405, Exhibit 13
period 1998-12-31
ANTEC CORP
filed 1999-03-29
CIK 908610

                                                                    Exhibit 13.1

                          Independent Auditors' Report




The Board of Directors and Stockholder
TSX Corporation:

We have audited the consolidated statements of operations, changes in stockholders' equity, and cash flows of TSX Corporation and Subsidiary for the twelve-month period ended the last Saturday of October 1996 (not presented herein). Those consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on those consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of TSX Corporation and subsidiary for the twelve-month period ended the last Saturday of October 1996 in conformity with generally accepted accounting principles.

                                                           /s/  KPMG LLP

El Paso, Texas
May 30, 1997